EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement of MidAmerican Energy Company on Form S-3 (File No. 333-15387) of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP


Des Moines, Iowa
March 27, 2000